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                      [LETTERHEAD OF COOPERS & LYBRAND]

                                                                    EXHIBIT 23.2

                         CONSENT OF COOPERS & LYBRAND

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the registration statement of Apache Corporation on Form S-4 (Registration No. 33-61669) of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992 and our report dated February 13, 1995 on our audit of the associated financial statement schedule of DEKALB Energy Company, which reports are incorporated by reference herein. We also consent to all references to our firm included in Post-Effective Amendment No. 1 to the registration statement of Apache Corporation on Form S-4 (Registration No. 33-61669).



                                        /s/  COOPERS & LYBRAND
                                        -------------------------------


                                        COOPERS & LYBRAND
                                        Chartered Accountants



Calgary, Alberta, Canada
September 21, 1995